WINTHROP REALTY TRUST ANNOUNCES RESULTS FOR THE QUARTER ENDED SEPTEMBER 30, 2007 AND INVITES YOU TO JOIN ITS THIRD QUARTER EARNINGS CONFERENCE CALL

FOR IMMEDIATE RELEASE - Boston, Massachusetts – November 7, 2007 Winthrop Realty Trust (NYSE:FUR), a real estate investment trust, announced today the financial results for the third quarter ended September 30, 2007.

Third Quarter Financial Highlights

•
Reported net income for the quarter ended September 30, 2007 of $5,370,000, $0.08 per common share, diluted[1], compared to a net income of $5,186,000 or $0.10 per common share, diluted for the same period in 2006.

•
Reported net income for the nine months ended September 30, 2007 of $26,847,000 or $0.36 per common share, diluted, compared to a net income of $18,790,000 or $0.36 per common share, diluted for the nine months ended September 30, 2006.

•
For the quarter ended September 30, 2007, reported income from continuing operations of $4,479,000, as compared to income from continuing operations of $4,542,000, exclusive of $619,000 of gain on sale of equity securities, for the same period in 2006.

•
For the nine months ended September 30, 2007, reported income from continuing operations of $17,143,000, exclusive of the gain of $9,982,000 on the sale of real estate securities and the $1,266,000 impairment of the Vision Loan, as compared to income from continuing operations of $10,584,000, exclusive of the gain of $8,125,000 on the sale of real estate securities, for the same period in 2006.

•
Funds from Operations (“FFO”)[2] for the three months ended September 30, 2007 was $10,247,000 or $0.12 per common share, diluted, compared to $6,284,000 or $0.09 per common share, diluted for the same period in 2006.

•
FFO for the nine months ended September 30, 2007 of $40,679,000 or $0.46 per common share, diluted, compared to $28,873,000 or $0.44 per common share, diluted, for the nine months ended September 30, 2006.

•
The Trust’s investment in Concord Debt Holdings LLC (“Concord”) provided $7,534,000 of net income for the nine months ended September 30, 2007.  Concord’s total assets increased by approximately $23,000,000 to $1,081,266,000 at September 30, 2007 as compared to June 30, 2007.

•
Total market capitalization at September 30, 2007 of approximately $913,740,000 (based on the New York Stock Exchange closing price of the Trust’s common shares on September 28, 2007) assuming the conversion of the Trust’s Series B-1 Preferred Shares and with the inclusion of the principal balance of the total debt outstanding at September 30, 2007).  At September 30, 2007, the Trust had approximately $321,536,000 of debt outstanding, excluding the principal balance of the Series B-1 Preferred Shares, equating to a debt to market capitalization ratio of 35%.

•	Declared a regular quarterly dividend of $0.065 per common share which was paid on October 15, 2007 to common shareholders of record on September 30, 2007.

1 See Additional Information and Supplemental Data for calculation
2 See last page of this press release for a reconciliation of GAAP Net Income to Company FFO.

Third Quarter Transactions and Recent Events

Acquisitions

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On July 20, 2007, the tender offer made by Lex-Win Acquisition LLC (“Lex-Win”), an entity in which the Trust holds a 28% ownership interest, to acquire up to 45,000,000 shares of common stock in Wells Real Estate Investment Trust, Inc. (“Wells”) (now known as Piedmont Office Realty Trust, Inc.) at a price per share of $9.30 expired.  At the expiration of the offer, Lex-Win had received tenders based on the letters of transmittal it received for approximately 4,800,000 shares representing approximately 1% of the outstanding shares in Wells.  After submission of the letters of transmittal to Wells, the actual number of shares acquired in Wells was approximately 3,900,000.  The Trust accounts for this investment using the equity method of accounting.

•
On July 24, 2007, a venture in which the Trust holds a 60% interest completed the anticipated foreclosure on a 241,000 square feet of commercial space and an indoor parking garage with 133 spaces located at 800 South Wells, Chicago, Illinois and commonly referred to as River City.  Following an additional appeal, the foreclosure sale was confirmed and finalized on October 2, 2007 and the venture acquired title to the property.

Loan Satisfaction/Dispositions

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On September 12, 2007, one of the properties in the Marc Realty portfolio, 216 West Jackson, Chicago, Illinois, in which the Trust held a 7.65% convertible mezzanine loan and a preferred interest, was sold to an unaffiliated third party.  The Trust received $7,527,000, exclusive of interest, on its original investment of $5,913,000.

Dividend Increase

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On August 1, 2007, the Board of Trustees voted to increase the quarterly dividend payable on the Trust’s common shares by 8.3% from $0.06 to $0.065 per share beginning with the 3rd quarter 2007 dividend

3rd QUARTER 2007 CONFERENCE CALL

On Thursday, November 8, 2007, at 2.00 p.m. Eastern Time, Winthrop will host its conference call to discuss its results for the quarter ended September 30, 2007. Winthrop's remarks will be followed by a question and answer period.  Interested parties may participate in this conference call by dialing (877) 407-9205 or (201) 689-8054.  A taped replay of the call will be available through December 8, 2007 at (877) 660-6853, account #286, confirmation #256660.

A live web cast (listen-only mode) of the conference call will be available at www.winthropreit.com within the Investor Relations section.  An online replay will also be available through December 30, 2007.

Additional Information and Supplemental Data

Winthrop Realty Trust is a real estate investment trust engaged in the ownership and management of, and lending to, real estate and related investments.  Winthrop Realty Trust is listed on the New York Stock Exchange and trades under the symbol “FUR.”  It has executive offices in Boston, Massachusetts and Jericho, New York.

Financial results from the three and nine months ended September 30, 2007 and 2006 as follows:

(in thousands, except per-share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	(unaudited)		(unaudited)
	2007	2006	2007	2006
Revenues	$12,355	$13,289	$41,268	$38,310

Income from continuing operations	$4,479	$5,161	25,859	$18,709
Income from discontinued operations	891	25	988	81
Net income applicable to Common Shares of Beneficial Interest	$5,370	$5,186	$26,847	$18,790

Basic weighted-average Common Shares	65,846	45,694	65,676	42,696
Convertible Preferred Shares	-	-	-	22,831
Stock options	66	64	66	62
Diluted weighted-average Common Shares	65,912	45,758	65,742	65,589

Per Share - Diluted:
Income from continuing operations	$0.07	$0.10	$0.35	$0.36
Income from discontinued operations	0.01	0.00	0.01	0.00
Net income applicable to Common Shares of Beneficial Interest dilutive	$0.08	$0.10	$0.36	$0.36

Company Funds from Operations

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Net income	$5,370	$5,186	$26,847	$18,790
Real estate depreciation	1,554	1,536	4,624	4,405
Amortization of capitalized leasing costs	1,319	1,440	4,001	3,814
Real estate depreciation and amortization of unconsolidated interests	914	704	1,942	2,655
Less: Minority interest share of depreciation and amortization	(721)	(733)	(2,208)	(2,186)

Gain on sale of operating property of Unconsolidated interests	-	(3,452)	-	(3,452)
Interest expense on Series B-1 Preferred Shares	1,811	1,603	5,473	4,847
Funds from operations applicable to Common Shares plus assumed conversions of Convertible Preferred Shares	$10,247	$6,284	$40,679	$28,873

Basic weighted-average Common Shares	65,846	45,694	65,676	42,696
Convertible Preferred Shares (1)	22,110	22,167	22,148	22,831
Stock options	66	64	66	62
Diluted weighted-average Common Shares	88,022	67,925	87,890	65,589

Funds from operations per share – diluted	$0.12	$0.09	$0.46	$0.44
(1)
Most industry analysts and equity REITs, including the Trust, generally consider funds from operations (“FFO”) to be an appropriate supplemental measure of the performance of an equity REIT.  The Trust has adopted the revised definition of FFO adopted by the Board of Governors of the National Association of Real Estate Investment Trusts which defines FFO as net income applicable to common shares before depreciation and amortization, extraordinary items, cumulative effect of accounting changes, gains on sales of operating real estate, plus the pro-rata amount of depreciation and amortization of unconsolidated joint ventures, net of minority interests, determined on a consistent basis.  Given the nature of the Trust’s business as a real estate owner and operator, the Trust believes that to further understand our performance, FFO should be considered in conjunction with our reported net income and considered in addition to cash flows in accordance with generally accepted accounting principles, as presented in our consolidated financial statements.  FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles and therefore should not be considered an alternative for net income as a measure of liquidity.  In addition, the comparability of the Company’s FFO with the FFO reported by other REITs may be affected by the differences that exist regarding certain accounting policies relating to expenditures for repairs and other recurring items.

Other Selected Financial Data:
(in thousands)

	September 30, 2007 (unaudited)	December 31, 2006
Total Assets(1)	$771,637	$851,620

Total Liabilities	$435,694	$497,983
Minority Interest	10,019	30,051
Total shareholders’ equity	325,924	323,586
Total liabilities and shareholders’ equity	$771,637	$851,620

(1)	The decrease in total assets relates primarily to the satisfaction of the Toy Loan receivable and corresponding satisfaction of the Toy Loan payable and distribution to the minority interest.

Further details regarding the Company’s results of operations, properties, and tenants are available in the Company’s Quarterly Report filed on Form 10-Q for the quarter ended September 30, 2007 which will be filed with the Securities and Exchange Commission and will be available for download at the Company’s website www.winthropreit.com or at the Securities and Exchange Commission website www.sec.gov.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  With the exception of the historical information contained in this news release, the matters described herein contain “forward-looking” statements that involve risk and uncertainties that may individually or collectively impact the matters herein described.  These are detailed from time to time in the “Risk Factors” section of the Company’s SEC reports including the annual report on Form 10-K for the year ended December 31, 2006.  Further information relating to the Company’s financial position, results of operations, and investor information is contained in our annual and quarterly reports filed with the SEC and available for download at our website www.winthropreit.com or at the SEC website www.sec.gov.

AT THE COMPANY
Beverly Bergman
(617) 570-4614